Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

For Immediate Release

INTEGRAL SYSTEMS ANNOUNCES ACQUISITION OF CVG-AVTEC

Acquisition Expands Company’s Portfolio of Solutions, Technical Capabilities and

Customer Footprint in Critical Growth Markets

COLUMBIA, MD, March 5, 2010 – Integral Systems, Inc., (NASDAQ: ISYS) announced today that it has acquired privately held CVG, Incorporated and its subsidiary, Avtec Systems, Inc. (together, “CVG-Avtec”). The acquisition further expands the reach of Integral Systems’ award winning product line and customer base within the Department of Defense (DoD). CVG-Avtec, based in Chantilly, VA, has approximately 100 employees and will be integrated into Integral Systems’ Products Group as Integral Systems SATCOM Solutions.

Integral Systems will pay an aggregate of $34,675,000 in an all cash transaction or approximately one time the trailing twelve months revenue of CVG-Avtec. Additional terms of the transaction are summarized in the current report on Form 8-K filed today by Integral Systems with the Securities and Exchange Commission. Concurrent with this acquisition, Integral Systems will obtain a new $55 million secured credit facility with three syndicate banks led by Bank of America, N.A. The acquisition will be financed with a combination of the Company’s existing cash available and borrowings under the new line of credit.

CVG-Avtec provides secure, satellite-based communication solutions to government and commercial markets. The company offers integrated ground systems infrastructure solutions for satellite communications, payload data processing, simulation and testing for military, intelligence, government, and commercial programs worldwide.

“CVG-Avtec’s world-class products and services are immediately synergistic with our business model,” said Paul Casner, President and CEO of Integral Systems. “With this acquisition we increase our footprint in the satellite communications (SATCOM) and unmanned aerial vehicle (UAV) markets and augment our customer offerings for satellite ground control and processing. In addition, CVG-Avtec’s talented employees — many of whom have high-level security clearances — broaden our in-house system engineering and product development capabilities.”

“CVG-Avtec has an outstanding reputation for delivering cutting-edge solutions in support of its customers,” said Stuart Daughtridge, Executive Vice President of Integral Systems’ Products Group. “As Integral Systems SATCOM Solutions, CVG-Avtec will continue to provide the technical and subject area expertise to customers that they have come to expect. In addition, these customers will benefit from having access to the full range of solutions offered by the existing Integral Systems family of companies.”

Integral Systems will host a conference call on the acquisition on March 8, 2010 at 11:00 a.m. EST. The conference call will be webcast live on Integral Systems’ website at: www.integ.com. Interested parties are invited to participate in this conference call by dialing: 1-877-324-1958.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, MD, applies more than 25 years experience to provide integrated technology solutions for satellite communications-interfaced systems. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems was named the Region III Prime Contractor of the Year by the U.S. Small Business Administration in 2009. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s expectations about the expected benefits of the CVG-Avtec acquisition, all of which are based on the Company’s current expectations. There can be no assurance that the expected benefits of the acquisition will in fact be achieved. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected; the potential loss of customers, including as a result of organizational conflicts of interests resulting from the merger or loss of CVG-Avtec’s status as a small business; and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

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Company Contact: Kathryn Herr Vice President, Marketing and Communications Integral Systems, Inc. Phone: 443.539.5118 kherr@integ.com	Media Contact: Andrew Miller Zeno Group for Integral Systems Phone: 707.386.1193 andrew.miller@zenogroup.com